EXHIBIT 11

                     CALCULATION OF WEIGHTED AVERAGE SHARES
                      OUTSTANDING FOR NET INCOME PER SHARE



                                                  For the three months ending
                                                          March 31
                                                   2003                2002
Net Loss ........................................$ (687,264)       $(1,346,064)
                                                  ==========        ===========

SHARES:

Weighted Average Number of Common Shares

   Outstanding..................................  14,960,377       10,392,550
                                                  ----------       ----------

Average Common Shares Outstanding
  and Equivalents ..............................        n/a               n/a
                                                  ==========        ===========


Basic and diluted net income (Loss)
  per share .................................... $     (0.05)        $  (0.13)
                                                  ==========        ===========